Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

AYTU BIOSCIENCE, INC.

[●], 2020

PROXY VOTING INSTRUCTION

INTERNET - Access “[●]” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free [●] in the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until [●] PM EDT the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE SPECIAL MEETING: The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	to consider and vote on a proposal to approve, as required by Nasdaq Listing Rules 5635(a) and 5635(b), the consideration to be delivered by Aytu in connection with the merger, comprised of the (i) issuance of shares of Aytu common stock, par value $0.0001 per share, which is referred to as Aytu common stock, (ii) payment of cash in lieu of the issuance of fractional shares of Aytu common stock, (iii) issuance of contingent value rights, which are referred to as CVRs, (iv) payments under the CVRs in the form of additional shares of Aytu common stock and/or cash if specified revenue and profitability milestones are achieved and (v) issuance of Series H Preferred Stock of Aytu to holders of certain Innovus warrants that accept Aytu’s offer to exchange those warrants for such shares of Series H Preferred Stock of Aytu in lieu of cash-out rights, all of which is referred to collectively as the merger consideration.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	to consider and vote on a proposal to approve an amendment to the Aytu BioScience, Inc. 2015 Stock Option and Incentive Plan (the “Aytu Incentive Plan”) to increase the number of shares reserved for issuance under the plan by 2,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	to consider and vote on a proposal to ratify the decision by Aytu’s board of directors to amend and restate Aytu’s bylaws to allow for participation in stockholder meetings by means of virtual meeting technology.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	to consider and vote on a proposal to approve the adjournment from time to time of the special meeting of stockholders of Aytu, which is referred to in this notice as the Aytu special meeting, if necessary to solicit additional proxies if there are not sufficient votes at the time of the Aytu special meeting, or any adjournment or postponement thereof, to approve the various matters being submitted to stockholders in the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.